                                                                                        EXHIBIT 31.1

                                            CERTIFICATION

         I, Joel M. Greenblatt, certify that:

         1. I have  reviewed  this  quarterly  report  on  Form  10-Q  of The  St.  Lawrence  Seaway
Corporation;

         2. Based on my knowledge,  this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact  necessary to make the  statements  made, in light of the  circumstances  under which such statements were made, not misleading with respect to the period covered by this quarterly report;

         3.  Based on my  knowledge,  the  financial  statements,  and other  financial  information included in this quarterly report,  fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

Date: June 29, 2004

                                                                   By:    /s/ Joel M. Greenblatt
                                                                          --------------------------
                                                                          Joel M. Greetblatt
                                                                          Chairman of the Board